UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

Veeva Systems Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36121	20-8235463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive Pleasanton, California		94588
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 452-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

On April 1, 2019, Veeva Systems Inc. (the “Company”) announced that Tom Schwenger accepted an offer to serve as the Company’s President and Chief Operating Officer (Principal Operating Officer), effective upon his commencement of employment with the Company in September 2019.

Mr. Schwenger, age 51, will join the Company from Accenture, a global management consulting and professional services firm (previously Andersen Consulting and Arthur Andersen & Co.), where he has served since 1989. Mr. Schwenger has served in various roles at Accenture, including, most recently, as Senior Managing Director, Northeast U.S. Products Industries Client Service Group Lead since 2016 and previously as Senior Managing Director, North America Life Sciences Client Service Group Lead since 2014. Mr. Schwenger earned a Bachelor of Science degree in Quantitative Business Analysis from Penn State University.

Pursuant to his offer letter, Mr. Schwenger will have an annual salary of $325,000 and will be eligible to participate in standard Company-sponsored benefits. Further, pursuant to the Company’s equity grant recommendation, Mr. Schwenger will be eligible to receive the following equity grants after his commencement of employment, subject to approval by the board of directors of the Company, each with a vesting start date of October 1, 2019: (i) a restricted stock unit grant of 14,000 shares that will vest at a rate of 1/6th of the shares every three months, (ii) a restricted stock unit grant of 10,000 shares that will vest at a rate of 1/4th of the shares per year, and (iii) a stock option grant of 70,000 shares that will vest at a rate of 1/4th of the shares per year and with an exercise price equal to the closing market price on the date of grant. The foregoing equity grants will be governed by the Company’s 2013 Equity Incentive Plan.

Mr. Schwenger will also enter into the Company’s standard form of indemnification agreement upon commencement of his employment.

There are no family relationships between Mr. Schwenger and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release titled “Industry Veteran Tom Schwenger to Join Veeva as President and COO,” dated April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

By:	/s/ Timothy S. Cabral
Timothy S. Cabral
Chief Financial Officer

Dated:  April 1, 2019